UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report: March 9, 2006
Assurant, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31978	39-1126612
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Chase Manhattan Plaza, 41st Floor New York, New York	10005

(Address of Principal Executive Offices)	(Zip Code)
     Registrant’s telephone number, including area code: (212) 859-7000
N/A

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
SIGNATURE

Item 1.01 Entry Into a Material Definitive Agreement
     In recognition of Robert B. Pollock’s promotion to President and Chief Executive Officer (“CEO”) of Assurant, Inc. (the “Company”), effective March 17, 2006, the Compensation Committee (the “Committee”) of the Board of Directors of the Company recently approved an increase in Mr. Pollock’s 2006 base salary to $800,000 (from $765,000) and an increase in his 2006 target long-term incentive award (“ALTIP Award”) to 160% (from 140%). Mr. Pollock’s 2006 target short-term incentive award remains unchanged (at 100%).
     A description of the material terms of the ALTIP Award and the short-term incentive award was included in the Company’s Current Report on Form 8-K (File No. 001-31978), as filed with the Securities and Exchange Commission on February 17, 2006, and such description is incorporated herein by reference.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSURANT, INC.

Date: March 14, 2006	By:	/s/ Raj B. Dave
		Name:	Raj B. Dave
		Title:	Vice President & Assistant General Counsel